U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2020

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AKER	The NASDAQ Capital Market

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends and restates the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission, originally filed on November 12, 2020, solely to correct the statement that the gross proceeds in connection with the Private Placement are approximately $20 million before the deduction of placement agent fees and expenses and estimated offering expenses. The gross proceeds from the Private Placement are approximately $18.1 million, not $20 million.

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On November 11, 2020, Akers Biosciences, Inc. (“Akers” or the “Company”), XYZ Merger Sub Inc., a Florida corporation and a wholly-owned subsidiary of Akers (“Merger Sub”), and MYMD Pharmaceuticals, Inc., a privately-held Florida corporation (“MYMD”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into MYMD, with MYMD being the surviving corporation and becoming a wholly-owned subsidiary of the Company (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, in connection with the execution of the Merger Agreement, Akers agreed to advance a bridge loan of up to $3,000,000 to MYMD pursuant to a Secured Promissory Note.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) each outstanding share of common stock of MYMD (“MYMD common stock”), will be converted into the right to receive the number of shares of the common stock of Akers (the “Akers common stock”) equal to the exchange ratio described below; and (ii) each outstanding stock option of MYMD (collectively, “MYMD options”) that has not previously been exercised prior to the Effective Time, whether or not vested, will be assumed by the Company subject to certain terms contained in the Merger Agreement (including, but not limited to, the amendment of such stock option to extend the term of such stock option for a period expiring on the second-year anniversary of the Effective Time). In connection with the Merger, each holder of options is required to enter into a Lock-Up Agreement/Leak-Out Agreement with respect to the shares of Akers common stock issued upon the exercise of such option. Also, not later than 30 days after the second-year anniversary of the Effective Date, the Company will pay stockholders of MYMD on a pro rata basis an amount in cash equal to the aggregate cash proceeds received by Akers from the exercise of any MYMD options assumed by the Company prior to the second-year anniversary of the Effective Time; provided, however, the amount of such payment will not exceed the maximum amount of cash consideration that may be received by stockholders of MYMD without affecting the intended tax consequences of the Merger.

Additionally, under the terms of the Merger Agreement, the Company has agreed to pay contingent consideration to MYMD stockholders in the form of milestone payments payable in shares of Akers common stock (collectively, the “Milestone Payments”). The Milestone Payments are payable in the dollar amounts set forth in the chart below upon the achievement of the milestone events set forth opposite such dollar amount during the 36-month period immediately following the Effective Date (the “Milestone Period”) as follows:

Milestone Event	Milestone Payment

Market capitalization of Akers for at least 10 trading days during any 20 consecutive trading day period during the Milestone Period is equal to or greater than $500 million (the “First Milestone Event”).	$20 million.

For every $250 million incremental increase in market capitalization of Akers after the First Milestone Event to the extent such incremental increase occurs for at least 10 trading days during any 20 consecutive trading day period during the Milestone Period, up to a $1 billion market capitalization of Akers.	$10 million per each incremental increase (it being understood, however, that, if such incremental increase results in market capitalization equal to $1 billion , such $20 million payment in respect of such incremental increase shall be payable without duplication of any amount payable in respect of a Second Milestone Event).

Market Capitalization of Akers for at least 10 trading days during any 20 consecutive trading day period is equal to or greater than $1 billion (the “Second Milestone Event”).	$25 million.

For every $1 billion incremental increase in market capitalization of Akers after the Second Milestone Event to the extent such incremental increase occurs for at least 10 trading days during any 20 consecutive trading day period during the Milestone Period.	$25 million per each incremental increase.

Each milestone payment will be payable in shares of common stock of Akers (the “Milestone Shares”), with the number of Milestone Shares to be issued determined by dividing the applicable Milestone Payment amount by the volume-weighted average price of a share of Akers’ common stock during the 10 trading days immediately preceding the achievement of the milestone event; provided, however, that in no event shall the price of a share of Akers common stock used to determine the number of Milestone Shares to be issued be deemed to be less than $5.00 per share (as adjusted for stock splits, stock dividends, reverse stock splits, and the like occurring after the Closing Date).

Notwithstanding the above, the number of Milestone Shares payable by Akers shall not exceed the number of shares of Akers common stock to be issued to MyMD stockholders at the Effective Time in connection with the Merger (as described in the following paragraph).

Under the exchange ratio formula in the Merger Agreement, upon the closing of the Merger, the former MYMD securityholders are expected to own approximately 80% of the aggregate number of shares of Akers common stock issued and outstanding immediately following the consummation of the Merger (the “Post-Closing Shares”), and the stockholders of the Company as of immediately prior to the Merger are expected to own approximately 20% of the aggregate number of Post-Closing Shares.

Immediately prior to the Effective Time, the name of the Company will be changed from “Akers Biosciences, Inc.” to “MyMD Pharmaceuticals, Inc.” At the Effective Time, the Merger Agreement contemplates that the board of directors of the Company will consist of seven directors, with (i) Akers having the right to designate up to four members and (ii) MYMD having the right to designate up to three members. The officers of the Company immediately after the Effective Time will be elected by the board of directors of Akers.

The Merger Agreement contains customary representations, warranties and covenants made by the Company and MYMD, including covenants relating to obtaining the requisite approvals of the stockholders of the Company and MYMD, indemnification of directors and officers, and the Company’s and MYMD’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger. Consummation of the Merger is subject to certain closing conditions, including, among other things, approval by the stockholders of Akers and MYMD.

The Merger Agreement contains certain termination rights for both the Company and MYMD, including, among other things, (a) Akers may, upon written notice, extend the originally scheduled End Date (defined in the Merger Agreement as April 15, 2021) to May 15, 2021 (the “Extended Date”) so long as (i) Akers and Merger Sub are not then in material breach of any provision of the Merger Agreement and (ii) within three calendar days of the written request by MYMD, Akers makes an additional loan to MYMD of up to $600,000, which will have the same terms and conditions of the Note (as defined below and such additional note “Second Note”) and (b) Akers may, upon written notice, extend the Extended Date to June 30, 2021, so long as (i) Akers and Merger Sub are not then in material breach of any provision of the Merger Agreement, (ii) on the effective date of such extension, the loan amount evidenced by the Note and the Second Note may, at the sole option of MYMD upon written notice to Akers, be converted into shares of MYMD common stock at a conversion price of $2.00 per share, subject to certain adjustments and (iii) Akers will, at MYMD’s request, either (at the option of MYMD); (A) subscribe for 300,000 shares of MYMD common stock at a subscription price of $2.00 per share, subject to certain adjustments as set forth in the Merger Agreement, or (B) makes an additional loan to MYMD of up to $600,000, which will have the same terms and conditions of the Note (the “Third Note,” and all amounts outstanding under the Note, the Second Note and the Third Note, the “Loan Amount”). In addition, if Akers terminates the Merger Agreement under certain circumstances specified therein, the Loan Amount, if any, at the sole discretion of MYMD, will be convertible into shares of common stock of MYMD at a conversion price of $2.00 per share upon delivery of written notice by MYMD to Akers within 30 calendar days after the effective date of termination of the Merger Agreement.

The Merger Agreement also contemplates that the Company will seek approval from its stockholders to effect a reverse stock split, if applicable, at a reverse stock split ratio mutually agreed to by the Company and MYMD and within the range approved by the Company’s stockholders immediately prior to the Effective Time, which range shall be sufficient to cause the price of Akers common stock on the Nasdaq Capital Market following such reverse stock split and the Effective Time to be no less than $5.00 per share. In addition, under the Merger Agreement, Akers may, in its discretion, consummate a spin-off of all or a part of its pre-closing assets and liabilities, all as more specifically described therein (the “Spin-Off”).

In connection with the Merger, the Company will seek the approval of its stockholders of (a) Merger Agreement and the transactions contemplated thereby, including the issuance of Akers common stock pursuant to the Merger and (b) the amendment of its certificate of incorporation, including for purposes of (i) effectuating a reverse split of Akers common stock at a ratio to be determined by a split ratio to be mutually agreed to by Akers and MYMD within the range approved by the Company’s stockholders immediately prior to the Effective Time and on certain terms as specifically described herein, (ii) change Akers’ name to “MyMD Pharmaceuticals, Inc.,” and (c) to the extent necessary, the Spin-Off.

In accordance with the terms of the Merger Agreement, (i) the officers and directors of Akers have each entered into a voting agreement with MYMD (the “Akers Voting Agreements”), and (ii) the officers, directors and certain affiliated stockholders of MYMD have each entered into a voting agreement with Akers (the “MYMD Voting Agreements,” together with the Akers Voting Agreements, the “Voting Agreements”). The Voting Agreements place certain restrictions on the transfer of the shares of Akers and MYMD held by the respective signatories thereto and include covenants as to the voting of such shares in favor of approving the transactions contemplated by the Merger Agreement and against any actions that could adversely affect the consummation of the Merger.

Concurrently with the execution of the Merger Agreement or prior to the Closing, the officers and directors of Akers, and the officers, directors and certain stockholders of MYMD, each entered into lock-up/leak-out agreements (the “Lock-Up/Leak-Out Agreements”) pursuant to which they have agreed, among other things, not to sell or dispose of (subject to certain exceptions specified therein) any shares of Akers common stock which are or will be beneficially owned by them at the Effective Time or which are acquired thereafter, with such shares being released from such restrictions 180 days after the Effective Time. After the expiration of such initial 180-day period, such stockholders will be subject to a 180-day leak-out period during which they may not sell shares in excess of the amount permitted by the Rule 144 volume limitations (even if such stockholder is not currently subject to such provisions of Rule 144), which leak- out period shall be extended for an additional 180 days for any shares of Akers common stock issued upon the exercise of existing options or warrants.

Secured Promissory Note

As set forth above, in connection with the execution of the Merger Agreement, Akers will advance a bridge loan to MYMD in an amount of up to $3,000,000 pursuant to a Secured Promissory Note (the “Note”). Advances under the Note will be made in accordance with MYMD’s cash needs pursuant to a pre-agreed operating budget for MYMD. The Note accrues interest on the outstanding principal amount at the rate of 5% per annum and matures on the earliest of (i) April 15, 2022, (ii) upon demand of Akers in the event the Merger is consummated, or (iii) the date on which MYMD’s obligations under the Note are accelerated in accordance with the terms of the Note. As set forth above, in the event the Merger Agreement is terminated by MYMD upon a change in Akers’ board of directors’ recommendations to the Akers stockholders in connection with the Merger Agreement and certain other circumstances specified in the Merger Agreement, the principal amount of the Note, and all accrued and unpaid interest thereon, shall be converted into shares of MYMD common stock at a conversion price of $2.00 per share. MYMD may prepay the Note in whole or in part at any time or from time to time at its sole discretion. Under the terms of the Note, if, at any time after the termination or expiration of the Merger Agreement, MYMD (i) incurs any debt other than Permitted Debt (as defined in the Note), (ii) issues any equity interests, or (iii) consummates any Asset Sale or Recovery Event (each as defined in the Note) then, in each case, no later than two business days after MYMD receives the net cash proceeds of such incurrence, issuance or other action, then MYMD shall be required to prepay an amount under the Note equal to the net cash proceeds received, up to the total amount of the advances made under the Note at such time, including all accrued and unpaid interest thereon, of the Note. The payment and performance of all obligations under the Note are secured by a first priority security interest in all of MYMD’s right, title and interest in and to its assets as collateral.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the form of Akers Voting Agreement, the form of MYMD Voting Agreement, the form of Lock-Up/Leak-Out Agreement, and the Note which are filed as Exhibits 2.1, 2.2, 2.3, 10.1, and 10.2, respectively, to this Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Akers or MYMD or to modify or supplement any factual disclosures about Akers in its public reports filed with the Securities and Exchange Commission (“SEC”). The Merger Agreement includes representations, warranties and covenants of Akers and MYMD made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of MYMD, Akers or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Securities Purchase Agreement

Concurrently with the Merger Agreement, on November 11, 2020, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”) (i) an aggregate of 9,765,933 shares of Akers common stock, at an offering price of $1.85 per share or, at the election of each investor, pre-funded warrants (“Pre- Funded Warrants”), and (ii) for each share of Akers common stock (or for each Pre-Funded Warrant, as applicable) purchased in the Private Placement, a common warrant (the “Investor Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase one share of Akers common stock, for gross proceeds of approximately $18.1 million before the deduction of placement agent fees and expenses and estimated offering expenses.

In the Private Placement, the Company will issue up to an aggregate of 9,765,933 shares of Akers common stock (the “Shares”) and Pre-Funded Warrants. The Pre-Funded Warrants will be immediately exercisable, will have an exercise price of $0.01 and may be exercised at any time after their original issuance until such Pre-funded Warrants are exercised in full. The Investor Warrants are exercisable immediately upon issuance and terminate five and a half years following issuance. The Investor Warrants have an exercise price of $2.06 per share and represent the right to purchase an aggregate of up to 9,765,933 shares of Akers common stock. A holder of a Warrant will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Akers common stock issued and outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, but in no event shall the Beneficial Ownership Limitation exceed 9.99%.

In the Purchase Agreement, the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of the Company’s common stock or any securities convertible into or exercisable or exchangeable for shares of the Company’s common stock at an effective price less than the exercise price of the Investor Warrants or (ii) file any registration statement or any amendment or supplement thereto, other than as contemplated under the Purchase Agreement, for a period of 90 days following the later of (x) the date the Registration Statement (as defined below) is declared effective by the SEC and (y) the record date for the Company’s stockholder meeting called to approve the Merger. In addition, the Company agreed not to effect or enter into an agreement to effect any issuance of the Company’s common stock or common stock equivalents involving a variable rate transaction (as defined in the Purchase Agreement) from the date of the Purchase Agreement until such time as no Purchaser holds any of the Investor Warrants, subject to certain exceptions (including the issuance of any of the Company’s common stock pursuant to the Merger Agreement).

The Purchase Agreement provides that (i) within 10 days following the date that the Company first files a proxy statement with the SEC in connection with the Merger (including by means of a registration statement on Form S-4), the Company shall file a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) for the resale of all of the Shares and the shares of the Company’s common stock issuable upon exercise of the Warrants (the “Warrant Shares”) by the Purchasers and (ii) the Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective within 60 days of the filing thereof (or 90 days in the event of a full review); provided, however, that the Company shall not be required to register any Shares or Warrant Shares that are eligible for resale pursuant to Rule 144 under the Securities Act (assuming cashless exercise of the Warrants).

The closing of the Private Placement is subject to the satisfaction of customary closing conditions set forth in the Purchase Agreement and is expected to close simultaneously with the consummation of the Merger. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On October 31, 2020, the Company entered into an engagement letter (the “Engagement Letter”) with Katalyst Securities LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the non-exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Private Placement. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 6.5% of the gross proceeds received in the Private Placement and reimburse the Placement Agent’s expenses in the Private Placement up to $25,000. In addition, the Company has agreed to grant to the Placement Agent warrants to purchase up to 390,368 shares of the Company’s common stock at an exercise price of $1.85 (the “Placement Agent Warrants”). The Placement Agent Warrants will be exercisable at any time and from time to time, in whole or in part, following the date of issuance and for a term of five years from the closing of the Merger.

The gross proceeds to the Company from the Private Placement, before deducting the Placement Agent’s fees and expenses and estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $18.1 million. The Company currently intends to use the proceeds from the Private Placement in order to satisfy the closing conditions set forth in the Merger Agreement that requires the Company to have at least $25 million on the closing date of the Merger, and for general working capital purposes. In addition, the Company will pay approximately $1.8 million of the proceeds to the former members of Cystron LLC pursuant to that certain Membership Interest Purchase Agreement, dated March 23, 2020.

The Shares, the Pre-Funded Warrants, the Investor Warrants, the Placement Agent Warrants and the shares of Akers common stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to the Registration Statement, and are being offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

To induce the Purchasers to enter into the Purchase Agreement, on November 11, 2020, the Company entered into a Lock-Up and Support Agreement (the “Support Agreement”) with certain of its stockholders named therein, pursuant to which, from the date of the Support Agreement until May 31, 2021, such stockholders agreed to vote their respective shares of Akers common stock in favor of each matter proposed and recommended for approval by the Company’s board of directors or management at every stockholders’ meeting.

The description of the terms and conditions of the form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Investor Warrant, and the form of Support Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Investor Warrant, and the form of Support Agreement which are attached hereto as Exhibits 10.3, 4.1, 4.2, and 10.4 respectively.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for , buy or sell any securities, or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus. AKERS URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AKERS, THE MERGER AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Akers with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Akers with the SEC by contacting Investor Relations by mail at Akers Biosciences, Inc., 201 Grove Road, Thorofare, New York 08086. Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

The Company and its directors and executive officers and MYMD and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 1, 2020, as amended on October 21, 2020, and the proxy statement for the Company’s 2020 Annual Meeting of Stockholders, filed with the SEC on July 29, 2020, and will also be included in the Form S-4 registration statement that the Company intends to file in connection with the Merger. These documents are available free of charge at the SEC website at: www.sec.gov and from the Company at the address described above.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning Akers, MYMD, the proposed transaction and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Akers, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to obtain stockholder approval for the proposed transaction in a timely manner or at all; uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Akers and MYMD to consummate the proposed transaction; risks related to Akers’ continued listing on the Nasdaq Capital Market until closing of the proposed transaction; risks related to Akers’ ability to correctly estimate its operating expenses and its expenses associated with the proposed transaction; the ability of Akers or MYMD to protect their respective intellectual property rights; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Akers’ most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Akers can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, Akers undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the Shares, the Warrants, the Placement Agent Warrants, and the shares of Akers common stock issuable upon the exercise of Warrants and Placement Agent Warrants is incorporated herein by reference.

Item 8.01 Other Events.

On November 11, 2020, the Company issued a joint press release with MYMD relating to the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1*+	Agreement and Plan of Merger and Reorganization, dated November 11, 2020, by and among Akers Biosciences, Inc., XYZ Merger Sub Inc., and MYMD Pharmaceuticals, Inc.
2.2+	Form of Voting Agreement, by and between Akers Biosciences, Inc. and the directors, officers and certain specified stockholders of MyMD Pharmaceuticals, Inc.
2.3+	Form of Voting Agreement, by and between MYMD Pharmaceuticals, Inc. and the directors, officers and certain stockholders of Akers Biosciences, Inc.
4.1+	Form of Pre-Funded Warrant. of Akers Biosciences, Inc.
4.2+	Form of Investor Warrant. of Akers Biosciences, Inc.
10.1+	Form of Lock-Up/Leak-Out Agreement
10.2+	The Secured Promissory Note, dated November 11, 2020, by and between Akers Biosciences, Inc. and MYMD Pharmaceuticals, Inc.
10.3+	Form of Securities Purchase Agreement, dated November 11, 2020, by and between Akers Biosciences, Inc. and purchasers named therein
10.4+	Form of Lock-Up and Support Agreement, dated November 11, 2020, by and between Akers Biosciences, Inc. and its stockholders named therein
99.1+	Press Release, dated November 11, 2020

*The schedules and exhibits to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

+ Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Dated: November 13, 2020	/s/ Christopher C. Schreiber
Christopher C. Schreiber
Executive Chairman and President